Exhibit 99.1

14519 Peacock Hill NW, Gig Harbor, WA 98332

July 31, 2023

Contact: Matt Brown (360) 491-3760

For Immediate Release

WASHINGTON UTILITIES AND TRANSPORTATION COMMISSION SETS
NEW RATES FOR WASHINGTON WATER SERVICE

Decision Approves Utility’s Final Infrastructure Improvement Plan Filing

GIG HARBOR, Wash.—Washington Water Service (Washington Water), a subsidiary of California Water Service Group (NYSE: CWT), has received approval from the Washington Utilities and Transportation Commission (Commission) to increase annual revenues by $2.125 million, effective July 28, 2023, to reflect upgrades made to water system infrastructure and higher operating costs.

Major investments made in Washington Water’s systems include:

•	Three new treatment plants to remove iron and manganese, naturally occurring arsenic, or lead and copper

•	Supervisory Control and Data Acquisition (SCADA) system remote monitoring software improvements

•	7,200 feet of new 4-, 8-, and 12-inch water main to replace aging pipes, reduce leaks, and enhance reliability

•	New booster pump station to support higher elevations

•	Tank coating upgrade to extend the life of aging tank

•	Customer Care software conversion to enhance customer service support

•	Electrical and booster pump upgrades to improve fire flow

•	A new well that can produce up to 275 gallons of water per minute

Additionally, the Commission authorized funding—a portion of which is expected to be recovered in future years—for conservation programs, education, and outreach for the utility to help consumers use water more efficiently.

With this filing, Washington Water has begun taking steps to combine the East Pierce system’s rates with that of the rest of the utility. The utility believes that a single, statewide rate structure for all Washington Water customers in the future should help stabilize rates across the entire customer base and reduce the cost impact of improvements made in each system for customers.

“We take our responsibility to provide quality, service, and value seriously, and fulfilling that means making the infrastructure investments needed to provide high-quality, reliable water service long-term while operating efficiently to keep costs down,” said Martin A. Kropelnicki, Chairman and CEO. “We appreciate the Washington Utilities and Transportation Commission’s diligent review of our operations, costs, and service, so that rates accurately reflect the costs of providing service and so we can stay focused on our customers, communities, and firefighters.”

About Washington Water Service and California Water Service Group

Washington Water Service provides high-quality, reliable water utility service to 37,500 customer connections in Clallam, Jefferson, Kitsap, Mason, Pierce, King, San Juan, and Thurston counties, as well as wastewater service on Orcas Island. It is a subsidiary of California Water Service Group (NYSE: CWT), the largest regulated water utility in the western United States. In total, Group serves more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets Washington Water and Group apart is their commitment to enhancing the quality of life for their customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, the company’s employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to their strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” and “America’s Most Trustworthy Companies” by Newsweek and a Great Place to Work®.  More information is available at www.wawater.com and www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and management's beliefs, assumptions, judgments, and expectations about Group and its subsidiaries, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our document, statements that are not historical in nature, including words like promise, commitment, strategy, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, predicts, forecasts, targets, seeks, should, or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that Group believes are reasonable but are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual 10-K, Quarterly 10-Q, and other reports filed by Group from time-to-time with the Securities and Exchange Commission (SEC). Group is under no obligation, and assumes no obligation, to provide public updates of forward-looking statements, whether as a result of new information, future events, or otherwise.

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